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                                                                    EXHIBIT 23.2


                        CONSENT OF JAMES A. MOYERS, CPA
                             INDEPENDENT ACCOUNTANT



         I consent to the reference to my name under the caption "Experts" and to the use of my report dated as of April 9, 2001, except for note 12 as to which the date is November 26, 2001, in the Registration Statement (Form S-4 No. 33-72314) and the related Joint Proxy Statement/Prospectus of Toreador Resources Corporation dated December 3, 2001.



                                         /s/ JAMES A. MOYERS, CPA
                                        ---------------------------------------
                                        James A. Moyers, CPA



December 3, 2001
Dallas, Texas